CUSIP No. 40131M109	13G	Page 1 1 of 11 Pages

Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Guardant Health, Inc.

Dated: January 31, 2020

KHOSLA VENTURES IV, L.P.

By:	Khosla Ventures Associates IV, LLC,
a Delaware limited liability company and general partner of Khosla Ventures IV, LP

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES IV (CF), L.P.

By:	Khosla Ventures Associates IV, LLC,
a Delaware limited liability company and general partner of Khosla Ventures IV (CF), LP

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES ASSOCIATES IV, LLC

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

VK SERVICES, LLC

By:	/s/ Vinod Khosla
Vinod Khosla, Manager

/s/ Vinod Khosla
Vinod Khosla